                                                                  EXHIBIT 4.10



                                 FIFTH AMENDMENT
                                 ---------------

     FIFTH AMENDMENT, dated as of September 30, 2002 (this "Amendment"), with respect to the Credit Agreement, dated as of May 28, 1998 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"; unless otherwise defined herein, capitalized terms which are defined in the Credit Agreement are used herein as defined therein), among PANAVISION INC., a Delaware corporation (the "Borrower"), the several banks and other financial institutions or entities from time to time parties thereto (the "Lenders"), CREDIT SUISSE FIRST BOSTON, as documentation agent, and JPMORGAN CHASE BANK, as administrative agent (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:
                              - - - - - - - - - -

     WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, certain loans and other extensions of credit to the Borrower; and

     WHEREAS, the Borrower has requested, and, upon this Amendment becoming effective, the Lenders have agreed, that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment;

     NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises, the parties hereto hereby agree as follows:

                              SECTION I AMENDMENTS

     1.1. Amendment to Section 1.1. The definition of "Applicable Margin" in
Section 1.1 of the Credit Agreement is hereby amended in its entirety, effective from and after the date upon which the conditions to effectiveness set forth in
Section 2.1 of this Amendment are satisfied, to read as follows:

          "Applicable Margin": for each Type of Loan, the rate per annum set forth under the relevant column heading below:

                                      Alternate Base Rate     Eurodollar
                                              Loans             Loans
                                              -----             -----

          Revolving Credit Loans              3.00%             4.00%
          Tranche A Term Loans                3.00%             4.00%
          Tranche B Term Loans                3.25%             4.25%

     1.2. Amendment to Section 6.1. Section 6.1 of the Credit Agreement is hereby amended in its entirety to read as follows:


     "6.1 Financial Statements. Furnish to each Lender, through the Administrative Agent:

          (a) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the audited consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related audited consolidated statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, reported on without a "going concern" or like qualification or exception, or qualification arising out of the scope of the audit, by Ernst & Young LLP or other independent certified public accountants of nationally recognized standing;

          (b) as soon as available, but in any event not later than 50 days after the end of each of the first three quarterly periods of each fiscal year of the Borrower, the unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such quarter and the related unaudited consolidated and consolidating statements of income and of cash flows for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

          (c) as soon as available, but in any event within 105 days after the end of each fiscal year of the Borrower, a copy of the unaudited consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such year and the related unaudited consolidating statements of income and of cash flows for such year, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects; and

          (d) as soon as available, but in any event not later than 30 days after the end of each calendar month beginning with October 2002 in each fiscal year of the Borrower, the preliminary unaudited consolidated and consolidating balance sheet of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated and consolidating statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal quarterly and year-end audit and other appropriate adjustments).

     All such financial statements (other than those specified in subsection (d) of this Section 6.1) shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein)."

     1.3. Amendment to Section 6.2(b). Section 6.2(b) of the Credit Agreement is hereby amended by moving the words "in the case of quarterly or annual financial statements," from the beginning of clause (y) to immediately before the clause reference "(x)".

     1.4. Amendment to Section 7.1(c). Section 7.1(c) of the Credit Agreement is hereby amended by changing the amount "$70,000,000" appearing opposite the date September 30, 2002 to the amount "$65,000,000", provided that the amendment described in this Section 1.4 shall automatically cease to have any force or effect from and after 9:00 A.M., New York City time, on March 28, 2003. It is understood that from and after such time an Event of Default shall be deemed to have occurred and be continuing if Section 7.1(c) without giving effect to the amendment described in this Section 1.4 shall not have been complied with for the period ending September 30, 2002.

     1.5. Amendment to Section VIII. Section VIII of the Credit Agreement is hereby amended by (a) inserting the word "or" at the end of paragraph (o) thereof and (b) adding the following new paragraphs (p) and (q) immediately after paragraph (o):

          (p) the interest payment due on February 1, 2003 in respect of all Senior Subordinated Notes held by any Affiliate of the Borrower shall not be financed exclusively through an investment made in the Borrower by the Equity Investor or an Affiliate thereof (other than the Borrower and its Subsidiaries) in exchange for shares of newly issued common stock or perpetual preferred stock of the Borrower; or

          (q) one of the following shall not have occurred on or before March 28, 2003: (i) a refinancing of the Loans and other amounts outstanding under this Agreement and the termination of the Commitments hereunder; (ii) the reduction of the outstanding Indebtedness of the Borrower and its Subsidiaries in such manner and amount as is acceptable to the Required Lenders; or (iii) an investment by the Equity Investor or an Affiliate thereof (other than the Borrower and its Subsidiaries) in the Borrower in exchange for shares of newly issued common stock or perpetual preferred stock of the Borrower in an amount equal to the amount of the interest payment due on February 1, 2003 in respect of the Senior Subordinated Notes other than the portion thereof referred to in subsection (p) of this
     Section VIII.

     1.6. Net Proceeds Events. The parties hereto agree that the equity investments referred to in Section 1.5 of this Amendment shall not constitute Net Proceeds Events.


                            SECTION II MISCELLANEOUS

     2.1. Conditions to Effectiveness of Amendment. This Amendment shall become effective as of the date first set forth above upon satisfaction of the following conditions:

     (a) the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Borrower, the Administrative Agent and the Required Lenders; and

     (b) the Administrative Agent shall have received, for the account of each Lender executing this Amendment on or prior to the earlier of (x) November 12, 2002 and (y) any date prior to November 12, 2002 by which the Administrative Agent shall have received counterparts of this Amendment duly executed and delivered by the Required Lenders (the "Earlier Date"), an amendment fee equal to 0.125% of the sum of each such executing Lender's Revolving Credit Commitment and Term Loans then outstanding (in respect of each such Lender, an "Amendment Fee"). The Borrower shall also pay an Amendment Fee to each Lender from which the Administrative Agent receives a counterpart of the Amendment duly executed and delivered by such Lender after the Earlier Date but on or prior to November 12, 2002.

     2.2. Representations and Warranties. The Borrower represents and warrants to each Lender that as of the effective date of this Amendment: (a) this Amendment constitutes the legal, valid and binding obligation of the Borrower, enforceable against it in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or similar laws affecting creditors' rights generally, by general equitable principles (whether enforcement is sought by proceedings in equity or at law) and an implied covenant of good faith and fair dealing; (b) the representations and warranties made by the Loan Parties in the Loan Documents are true and correct in all material respects on and as of the date hereof (except to the extent that such representations and warranties are expressly stated to relate to an earlier date, in which case such representations and warranties shall have been true and correct in all material respects on and as of such earlier date); and (c) no Default or Event of Default shall have occurred and be continuing as of the date hereof.

     2.3. Counterparts. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts (including by facsimile transmission), and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent. The execution and delivery of the Amendment by any Lender shall be binding upon each of its successors and assigns (including Transferees of its commitments and Loans in whole or in part prior to effectiveness hereof) and binding in respect of all of its commitments and Loans, including any acquired subsequent to its execution and delivery hereof and prior to the effectiveness hereof.

     2.4. Continuing Effect; No Other Amendments. Except to the extent the Credit Agreement is expressly modified hereby, all of the terms and provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect. This Amendment shall constitute a Loan Document.

     2.5. Payment of Expenses. The Borrower agrees to pay and reimburse the Administrative Agent for all of its out-of-pocket costs and reasonable expenses incurred to date in connection with this Amendment and the other Loan Documents, including, without limitation, the reasonable fees and disbursements of legal counsel to the Administrative Agent.

     2.6. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                     [REST OF PAGE INTENTIONALLY LEFT BLANK]

     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective proper and duly authorized officers as of the day and year first above written.

                                       PANAVISION INC.


                                       By: /s/  ERIC W. GOLDEN
                                          ----------------------
                                          Name:  Eric W. Golden
                                          Title: General Counsel &
                                                 Executive Vice President


                                       JPMORGAN CHASE BANK, as
                                         Administrative Agent and as a Lender


                                       By: /s/  TRACEY NAVIN EWING
                                          --------------------------
                                          Name:  Tracey Navin Ewing
                                          Title: Vice President


                                       CREDIT SUISSE FIRST BOSTON, as
                                         Documentation Agent and as a Lender


                                       By: /s/  JAY CHALL
                                          ----------------
                                          Name:  Jay Chall
                                          Title: Director

                                       By: /s/  BILL O'DALY
                                          ------------------
                                          Name:  Bill O'Daly
                                          Title: Director

                                       Archimedes Funding, LLC,

                                       By:      ING Capital Advisors LLC,
                                                as Collateral Manager

                                       By: /s/  JANE MUSSER NELSON
                                          --------------------------
                                          Name:  Jane Musser Nelson
                                          Title: Managing Director


                                       Archimedes Funding III, Ltd.

                                       By:      ING Capital Advisors LLC,
                                                as Collateral Manager

                                       By: /s/  JANE MUSSER NELSON
                                          --------------------------
                                          Name:  Jane Musser Nelson
                                          Title: Managing Director


                                       Can Partners Investments IV, LLC

                                       By: /s/  JOSHUA S. FRIEDMAN
                                          --------------------------
                                          Name:  Joshua S. Friedman
                                          Title: Managing Director


                                       Crescent/Mach I Partners, L.P.,

                                       By: TCW Asset Management Company
                                           its Investment Manager

                                       By: /s/  RICHARD F. KURTH
                                          ------------------------
                                          Name:  Richard F. Kurth
                                          Title: Vice President


                                       CSAM Funding I

                                       By: /s/  ANDREW H. MARSHAK
                                          -------------------------
                                          Name:  Andrew H. Marshak
                                          Title: Authorized Signatory


                                       Debt Strategies Fund, Inc.

                                       By: /s/  SAVITRI ALEX
                                          --------------------
                                          Name:  Savitri Alex
                                          Title: Authorized Signatory

                                       First Dominion Funding I

                                       By: /s/  ANDREW H. MARSHAK
                                          -------------------------
                                          Name:  Andrew H. Marshak
                                          Title: Authorized Signatory


                                       First Dominion Funding II

                                       By: /s/  ANDREW H. MARSHAK
                                          -------------------------
                                          Name:  Andrew H. Marshak
                                          Title: Authorized Signatory


                                       First Dominion Funding III

                                       By: /s/  ANDREW H. MARSHAK
                                          -------------------------
                                          Name:  Andrew H. Marshak
                                          Title: Authorized Signatory


                                       Galaxy CLO 1999-1 Ltd

                                       By: /s/  THOMAS G. BRANDT
                                          ------------------------
                                          Name:  Thomas G. Brandt
                                          Title: Managing Director


                                       General Electric Capital Corporation

                                       By: /s/  JANET K. WILLIAMS
                                          -------------------------
                                          Name:  Janet K. Williams
                                          Title: Duly Authorized Signatory


                                       General Electric Capital Corporation

                                       By: /s/  SUSAN TIMMERMAN
                                          -----------------------
                                          Name:  Susan Timmerman
                                          Title: Sr. Risk Manager

                                       ING Prime Rate Trust

                                       By: ING Investments, LLC
                                           as its Investment Manager

                                       By: /s/  BRIAN S. HORTON
                                          -----------------------
                                          Name:  Brian S. Horton
                                          Title: Vice President


                                       KZH Crescent - 2 LLC

                                       By: /s/  ROWENA SMITH
                                          --------------------
                                          Name:  Rowena Smith
                                          Title: Authorized Agent


                                       KZH ING - 2 LLC

                                       By: /s/  ROWENA SMITH
                                          --------------------
                                          Name:  Rowena Smith
                                          Title: Authorized Agent


                                       KZH Soleil LLC

                                       By: /s/  ROWENA SMITH
                                          --------------------
                                          Name:  Rowena Smith
                                          Title: Authorized Agent


                                       Lloyds TSB Bank plc

                                       By: /s/  NICHOLAS J. BRUCE
                                          -------------------------
                                          Name:  Nicholas J. Bruce
                                          Title: Vice President Credit
                                                 Services B-499

                                       By: /s/  MATTHEW A.L. PACKHAM
                                          ----------------------------
                                          Name:  Matthew A.L. Packham
                                          Title: Assistant Director Credit
                                                 Services P-002

                                 Merrill Lynch Senior Floating Rate Fund, Inc.

                                 By: /s/  SAVITRI ALEX
                                    --------------------
                                    Name:  Savitri Alex
                                    Title: Authorized Signatory


                                 ML CLO XV Pilgrim America (Cayman) Ltd,
                                 By :     ING Investments, LLC as its
                                          investment manager

                                 By: /s/  BRIAN S. HORTON
                                    -----------------------
                                    Name:  Brian S. Horton
                                    Title: Vice President


                                 Morgan Stanley Prime Income Trust

                                 By: /s/  SHEILA A. FINNERTY
                                    --------------------------
                                    Name:  Sheila A. Finnerty
                                    Title: Executive Director


                                 Natexis Banques Populaires

                                 By: /s/  FRANK H. MADDEN, JR.
                                    ----------------------------
                                    By:    Frank H. Madden, Jr.
                                    Title: Vice President & Group
                                           Manager

                                 By: /s/  CHRISTIAN GIORDANO
                                    --------------------------
                                    Name:  Christian Giordano
                                    Title: Vice President


                                 Pilgrim America High Income
                                 Investments Ltd.

                                 By: ING Investments, LLC
                                     as its Investment Manager

                                 By: /s/  BRIAN S. HORTON
                                    -----------------------
                                    Name:  Brian S. Horton
                                    Title: Vice President

                                 Salomon Brothers Holding Company Inc

                                 By: /s/  PIERRE BATROUNI
                                    -----------------------
                                    Name:  Pierre Batrouni
                                    Title: Vice President


                                 Satellite Senior Income Fund, LLC

                                 By: /s/  DAVID FORD
                                    ----------------------------------
                                    Name:  David Ford
                                    Title: Principal


                                 Sequils - Pilgrim I, Ltd.

                                 By: ING Investments, LLC
                                     as its Investment Manager

                                 By: /s/  BRIAN S. HORTON
                                    -----------------------
                                    Name:  Brian S. Horton
                                    Title: Vice President


                                 Van Kampen CLO I, Limited

                                 By: Van Kampen Investment Advisory Corp
                                     as Collateral Manager

                                 By: /s/  WILLIAM D. LENGA
                                    ------------------------
                                    Name:  William D. Lenga
                                    Title: Vice President


                                 Van Kampen Prime Rate Income Trust

                                 By: Van Kampen Investment Advisory Corp.

                                 By: /s/  CHRISTINA JAMIESON
                                    --------------------------
                                    Name:  Christina Jamieson
                                    Title: Vice President


                                 Van Kampen Senior Floating Rate Fund

                                 By: Van Kampen Investment Advisory Corp.

                                 By: /s/  DARVIN D. PIERCE
                                    ------------------------
                                    Name:  Darvin D. Pierce
                                    Title: Executive Director

                                 Van Kampen Senior Income Trust

                                 By: Van Kampen Investment Advisory Corp.

                                 By: /s/  BRAD LANGS
                                    -----------------------------------
                                    Name:  Brad Langs
                                    Title: Vice President

     THE UNDERSIGNED GUARANTORS HEREBY CONSENT AND AGREE TO THE FOREGOING FOURTH AMENDMENT AS OF THE DATE HEREOF.

                                    PANAPAGE ONE LLC

                                    By: /s/  KENNETH E. KRAINMAN
                                       ---------------------------
                                       Name:  Kenneth E. Krainman
                                       Title: Controller & Assistant Secretary


                                    PANAPAGE TWO LLC

                                    By: /s/  KENNETH E. KRAINMAN
                                       ---------------------------
                                       Name:  Kenneth E. Krainman
                                       Title: Controller & Assistant Secretary


                                    PANAPAGE CO. LLC

                                    By: /s/  KENNETH E. KRAINMAN
                                       ---------------------------
                                       Name:  Kenneth E. Krainman
                                       Title: Controller & Assistant Secretary


                                    PANAVISION INTERNATIONAL, L.P.

                                    By:  Panavision Inc., its General Partner

                                    By: /s/  ERIC W. GOLDEN
                                       ---------------------------------
                                       Name:  Eric W. Golden
                                       Title: General Counsel & Executive
                                                 Vice President


                                    PANAVISION U.K. HOLDINGS, INC.

                                    By: /s/  KENNETH E. KRAINMAN
                                       ---------------------------
                                       Name:  Kenneth E. Krainman
                                       Title: Controller and Assistant Secretary


                                    PANAVISION REMOTE SYSTEMS, INC.

                                    By: /s/  ANDREW ROMANOFF
                                       ---------------------------
                                       Name:  Andrew Romanoff
                                       Title: President


                                    LAS PALMAS PRODUCTIONS, INC.

                                    By: /s/  GLENN P. DICKES
                                       ------------------------------------
                                       Name:  Glenn P. Dickes
                                       Title: Senior Vice President & Secretary